FOR IMMEDIATE RELEASE

CONTACT:	DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
712 Fifth Ave, 12TH Floor
New York, NY 10019
212-506-3870

RESOURCE CAPITAL CORP.
REPORTS RESULTS FOR
THREE MONTHS ENDED MARCH 31, 2011

Highlights

•	Adjusted net income of $0.26 per share-diluted.

•	GAAP net income of $0.22 per share-diluted.

•	Estimated REIT taxable income of $0.14 per share-diluted.

•	Net interest income increased by $4.5 million, or 33% as compared to the three months ended March 31, 2010.

•	Provisions for loan losses decreased by $12.8 million, or 83% as compared to the three months ended March 31, 2010.

•	Common stock cash dividend of $0.25 per share.

•	$221.1 million of total cash, including unrestricted cash of $61.5 million at March 31, 2011.

•	Completed a public offering on March 30, 2011 and issued 6.9 million shares which generated net proceeds of $46.6 million at a price of $6.76 per common share.

•	Book value per common share increased from $5.99 at December 31, 2010 to $6.08 at March 31, 2011.

New York, N.Y., May 2, 2011 - Resource Capital Corp. (NYSE: RSO) (“RSO” or the “Company”), a real estate investment trust, or REIT, whose investment strategy focuses on commercial real estate (“CRE”) loan assets, commercial mortgage-backed securities (“CMBS”), commercial finance assets and structured note investments, reported results for the three months ended March 31, 2011.

•
Adjusted net income, a non-GAAP measure excluding the effect of non-cash charges and non-operating capital transactions, was $15.7 million, or $0.26 per share-diluted for the three months ended March 31, 2011 as compared to $10.1 million, or $0.27 per share-diluted for the three months ended March 31, 2010, an increase of $5.6 million, or 55%.  For a reconciliation of adjusted net income to GAAP net income, see Schedule I to this press release.

•
GAAP net income for the three months ended March 31, 2011 was $13.1 million, or $0.22 per share-diluted as compared to GAAP net income for the three months ended March 31, 2010 of $1.4 million, or $0.04 per share-diluted, an increase of $11.7 million, or 835%.

•
Estimated REIT taxable income, a non-GAAP measure, for the three months ended March 31, 2011 was $8.6 million, or $0.14 per share-diluted as compared to $9.3 million, or $0.24 per share-diluted for the three months ended March 31, 2010, a decrease of $719,000, or 8%.  For a reconciliation of estimated REIT taxable income to GAAP net income, see Schedule II to this press release.

Jonathan Cohen, CEO and President of Resource Capital Corp., commented, This quarter demonstrates our ability to continue to reduce our real estate legacy assets with very little credit loss and move into higher income producing investments.  We are excited by our ability to now  increase our commercial real estate business and continue to expand our corporate loan business.  I believe the growth in net interest income and book value per share are indicators of the strength of our business.”

Additional financial results:

Commercial Real Estate

•	RSO received repayments on CRE loans of $1.9 million and sold two CRE loans for proceeds of $24.6 million for the three months ended March 31, 2011.

•	RSO received repayments on CMBS investments of $1.2 million during the three months ended March 31, 2011.

•
During the three months ended March 31, 2011, RSO acquired $22.5 million par value of CMBS at a weighted average price of 101%.  The majority of these purchases were financed by our new Wells Fargo facility and are highly rated bonds.  These purchases are anticipated to provide a levered yield of approximately 13%.

•	RSO has negotiated and expects to sell two additional CRE positions in Q2-2011:

−	$19.5 million mezzanine position secured by an office property for par less associated costs of approximately $0.7 million.

−	$15.0 million B note secured by a hotel portfolio for a dollar price of $85, for which we allowed a $2.25 million loss.

The following table summarizes RSO’s CRE loan activities and fundings of previous commitments, at par, for the three months ended March 31, 2011 (in millions, except percentages):

	Three Months Ended March 31, 2011	12 Months Ended March 31, 2011	Floating Weighted Average Spread (1)	Weighted Average Fixed Rate (2)
Whole loans	$18.3	$36.2
Whole loans – future fundings (3)	1.6	4.7	3.10%	8.55%
New loans production	19.9	40.9
Sale of real estate loans	(24.6)	(61.4)
Payoffs	−	(17.7)
Principal paydowns	(1.9)	(16.4)
Loans, net (4)	$(6.6)	$(54.6)

(1)	Represents the weighted average rate above the London Interbank Offered Rate (“LIBOR”) on loans whose interest rate is based on LIBOR as of March 31, 2011.

(2)	Reflects rates on RSO’s portfolio balance as of March 31, 2011.

(3)	Consists of fundings of previous commitments.

(4)	The basis of new net loans does not include provisions for losses on CRE loans of $3.1 million for the three months ended March 31, 2011 and $32.0 million for the 12 months ended March 31, 2011.

Commercial Finance - Syndicated Bank Loans

•
RSO’s bank loan portfolio, including asset-backed securities (“ABS”) held-to-maturity and certain loans held for sale, ended the first quarter with total investments of $905.3 million, at amortized cost, with a weighted-average spread of one-month and three-month LIBOR plus 3.02%.  All of RSO’s bank loan portfolio is match-funded through three collateralized loan obligation (“CLO”) issuances with a weighted-average cost of three-month LIBOR plus 0.47% (0.82 % at March 31, 2011).

•
During the three months March 31, 2011, RSO bought bank loans through its three CLOs with a par value of $162.0 million at modest net discount of $1.6 million.  These purchased loans had an aggregate weighted average annual yield of approximately 4.64%.

•
On February 24, 2011, RSO entered into a definitive agreement that will expand its management operations in broadly syndicated bank loans.  A subsidiary of RSO has purchased 100% of the ownership interests in Churchill Pacific Asset Management LLC from Churchill Financial Holdings LLC for $22.5 million and renamed it Resource Capital Asset Management LLC (“RCAM”).  Through RCAM, RSO will be entitled to collect senior, subordinated and incentive fees related to five Collateralized Loan Obligations (“CLOs”) totaling approximately $1.9 billion in assets managed by RCAM.  RCAM will be assisted by Apidos Capital Management, LLC, in managing the five CLOs.  For the period from acquisition through March 31, 2011, RCAM earned $1.6 million of net fees.

Commercial Finance – Preferred Stock Investment

On January 4, 2011, RSO made an investment, in conjunction with a debt financing commitment from Guggenheim Securities, in LEAF Commercial Capital, Inc. (“LCC”).  LCC is a newly formed commercial finance company specializing in equipment leasing and is a subsidiary of LEAF Financial Corp (“LEAF”).  LEAF contributed its leasing platform and directly-held leases and loans to LCC while RSO and Guggenheim Securities committed to investing up to $44.0 million of capital (which includes the option to invest an additional $10 million at a later date) in the form of preferred stock and subordinated debt, respectively, into LCC.  A portion of RSO’s investment consisted of the contribution of leases and loans and equity in these investments it had previously acquired from LEAF.  In return, RSO received 2,626 shares of LEAF Commercial Series A preferred stock and warrants to purchase 4,800 shares of LCC common stock for an exercise price of $0.01 per share (representing 48% of LCC’s common stock on a fully-diluted basis).

RSO’s preferred stock investment in LCC has a stated dividend rate of 10% and earned $0.7 million in dividends during the period ended March 31, 2011.

Book Value

As of March 31, 2011, RSO’s book value per common share was $6.08, an increase from $5.99 per common share at December 31, 2010.  Total stockholders’ equity was $427.2 million as of March 31, 2011 as compared to $348.3 million as of December 31, 2010.  Total common shares outstanding were 70,320,966 as of March 31, 2011 as compared to 58,183,425 as of December 31, 2010.

Investment Portfolio

The table below summarizes the amortized cost and net carrying amount of RSO’s investment portfolio as of March 31, 2011, classified by interest rate and by asset type.  The following table includes both (i) the amortized cost of RSO’s investment portfolio and the related dollar price, which is computed by dividing amortized cost by par amount, and (ii) the net carrying amount of RSO’s investment portfolio and the related dollar price, which is computed by dividing the net carrying amount by par amount (in thousands, except percentages):

	Amortized cost (3)	Dollar price	Net carrying amount	Dollar price	Net carrying amount less amortized cost	Dollar price
March 31, 2011
Floating rate
CMBS-private placement	$29,946	100.00%	$10,328	34.49%	$(19,618)	-65.51%
Structured notes	21,989	26.25%	31,270	37.33%	9,281	11.08%
Other ABS	−	−%	23	0.26%	23	0.26%
B notes (1)	11,492	99.93%	11,324	98.47%	(168)	-1.46%
Mezzanine loans (1)	81,878	100.00%	80,679	98.54%	(1,199)	-1.46%
Whole loans (1)	459,405	99.90%	437,906	95.23%	(21,499)	-4.67%
Bank loans (2)	865,910	97.37%	866,541	97.44%	631	0.07%
Loans held for sale (3)	23,316	86.37%	23,316	86.37%	−	0.00%
ABS held-to-maturity (4)	29,206	91.46%	26,903	84.26%	(2,303)	-7.20%
Total floating rate	1,523,142	93.82%	1,488,290	91.67%	(34,852)	-2.15%
Fixed rate
CMBS – private placement	75,532	58.45%	80,738	62.48%	5,206	4.03%
B notes (1)	30,925	99.51%	30,472	98.05%	(453)	-1.46%
Mezzanine loans (1)	14,004	100.40%	11,485	82.34%	(2,519)	-18.06%
Loans held for sale (3)	19,528	100.14%	19,528	100.14%	−	0.00%
Preferred stock	31,213	100.00%	31,213	100.00%	−	0.00%
Total fixed rate	171,202	76.10%	173,436	77.10%	2,234	1.00%
Grand total	$1,694,344	91.66%	$1,661,726	89.90%	$(32,618)	-1.76%

(1)	Net carrying amount includes an allowance for loan losses of $25.9 million at March 31, 2011, allocated as follows: B notes ($621,000), mezzanine loans ($3.7 million) and whole loans ($21.6 million).

(2)
The bank loan portfolio is carried at amortized cost less allowance for loan loss and was $864.1 million at March 31, 2011.  The amount disclosed represents net realizable value at March 31, 2011, which includes a $1.8 million allowance for loan losses at March 31, 2011.

(3)	Loans held for sale are carried at the lower of cost or market. Amortized cost is equal to fair value.

(4)	ABS held-to-maturity are carried at amortized cost less other-than-temporary impairments.

Liquidity

At April 30, 2011, after disbursing the first quarter 2011 dividend, RSO’s liquidity of $207.8 million consists of two primary sources:

•	unrestricted cash and cash equivalents of $38.3 million and restricted cash of $2.0 million in margin call accounts; and

•	capital available for reinvestment in its five CDO entities of $167.5 million, of which $0.9 million is designated to finance future funding commitments on CRE loans.

Capital Allocation

As of March 31, 2011, RSO had allocated its invested equity capital among its targeted asset classes as follows: 71% in CRE investments, 17% in commercial bank loans, 7% in its preferred equity investment in LCC and 5% in structured notes (trading securities).

Supplemental Information

The following schedules of reconciliations or supplemental information as of March 31, 2011 are included at the end of this release:

•	Schedule I – Reconciliation of GAAP Net Income to Adjusted Net Income; and

•	Schedule II – Reconciliation of GAAP Net Income to Estimated REIT Taxable Income; and

•	Schedule III – Summary of CDO and CLO Performance Statistics.

•	Supplemental Information regarding loan and leasing investment statistics, CRE loans and bank loans.

About Resource Capital Corp.

RSO is a diversified real estate finance company that is organized and conducts its operations to qualify as a REIT for federal income tax purposes.  RSO’s investment strategy focuses on CRE and CRE-related assets, and, to a lesser extent, commercial finance assets. RSO invests in the following asset classes: CRE-related assets such as whole loans, A-notes, B-notes, mezzanine loans, commercial mortgage-backed securities and investments in real estate joint ventures as well as commercial finance assets such as bank loans, lease receivables, other asset-backed securities, trust preferred securities, debt tranches of CDOs, structured note investments, and private equity investments principally issued by financial institutions.

RSO is externally managed by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of  Resource America, Inc. (NASDAQ: REXI), a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the real estate, commercial finance and financial fund management sectors.

For more information, please visit RSO’s website at www.resourcecapitalcorp.com or contact investor relations at pkamdar@resourceamerica.com.

Safe Harbor Statement

Statements made in this release may include forward-looking statements, which involve substantial risks and uncertainties.  RSO’s actual results, performance or achievements could differ materially from those expressed or implied in this release.  The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	fluctuations in interest rates and related hedging activities;

•	capital markets conditions and the availability of financing;

•	defaults or bankruptcies by borrowers on RSO’s loans or on loans underlying its investments;

•	adverse market trends which have affected and may continue to affect the value of real estate and other assets underlying RSO’s investments;

•	increases in financing or administrative costs; and

•	general business and economic conditions that have impaired and may continue to impair the credit quality of borrowers and RSO’s ability to originate loans.

For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which RSO is subject, see Item 1A, “Risk Factors” included in its Annual Report on Form 10-K and in other of its public filings with the Securities and Exchange Commission.

RSO cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release.  All subsequent written and oral forward-looking statements attributable to RSO or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release.  Except to the extent required by applicable law or regulation, RSO undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.

The remainder of this release contains RSO’s unaudited consolidated balance sheets, unaudited consolidated statements of income, reconciliation of GAAP net income to adjusted net income, a reconciliation of GAAP net income to estimated REIT taxable income and a summary of CDO and CLO performance statistics and supplemental information regarding RSO’s CRE loan and bank loan portfolios.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 31,	December 31,
	2011	2010
ASSETS	(Unaudited)
Cash and cash equivalents	$61,499	$29,488
Restricted cash	159,639	168,192
Investment securities-trading	31,270	17,723
Investment securities available-for-sale, pledged as collateral, at fair value	84,733	57,998
Investment securities available-for-sale, at fair value	37,569	5,962
Investment securities held-to-maturity, pledged as collateral	29,206	29,036
Property available-for-sale	4,444	4,444
Loans, pledged as collateral and net of allowances of $27.6 million and $34.2 million	1,435,945	1,443,271
Loans held for sale	42,844	28,593
Lease receivables, pledged as collateral, net of allowances of $0 and $70,000 and net of unearned income	−	109,612
Loans receivable–related party	9,689	9,927
Investments in unconsolidated entities	6,789	6,791
Dividend reinvestment plan proceeds receivable	−	10,000
Interest receivable	5,555	6,330
Deferred tax asset	4,401	4,401
Intangible asset	20,960	−
Other assets	3,093	2,432
Total assets	$1,937,636	$1,934,200
LIABILITIES
Borrowings	$1,463,701	$1,543,251
Distribution payable	17,590	14,555
Accrued interest expense	1,506	1,618
Derivatives, at fair value	12,009	13,292
Deferred tax liability	9,798	9,798
Accounts payable and other liabilities	5,829	3,360
Total liabilities	1,510,433	1,585,874
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001: 100,000,000 shares authorized; no shares issued and outstanding	−	−
Common stock, par value $0.001: 500,000,000 shares authorized; 70,320,966 and 58,183,425 shares issues and outstanding (including 1,158,875 and 534,957 unvested restricted shares)	70	58
Additional paid-in capital	605,474	528,373
Accumulated other comprehensive loss	(27,706)	(33,918)
Distributions in excess of earnings	(150,635)	(146,187)
Total stockholders’ equity	427,203	348,326
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,937,636	$1,934,200

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share data)
(Unaudited)
	Three Months Ended
	March 31,
	2011	2010
REVENUES
Net interest income:
Loans	$20,148	$18,385
Securities	2,604	2,874
Leases	−	235
Interest income − other	2,477	215
Total interest income	25,229	21,709
Interest expense	6,933	7,937
Net interest income	18,296	13,772
Dividend income	661	−
Fee income	1,646	−
Total revenues	20,603	13,772
OPERATING EXPENSES
Management fees − related party	2,338	1,152
Equity compensation − related party	460	722
Professional services	919	819
Insurance	177	212
General and administrative	945	647
Amortization of intangible asset	253	−
Income tax expense	1,809	105
Total expenses	6,901	3,657
NET OPERATING INCOME	13,702	10,115

OTHER INCOME (EXPENSE)
Impairment losses on investment securities	(665)	(2,665)
Recognized in other comprehensive loss	(665)	(2,665)
Net impairment losses recognized in earnings	−	−
Net realized gain on investment securities available-for-sale and loans	35	146
Net realized gain on investment securities-trading	2,263	−
Net unrealized loss on investment securities-trading	(336)	−
Provision for loan and lease losses	(2,606)	(15,371)
Gain on the extinguishment of debt	−	6,628
Other income (expense)	84	(112)
Total other expenses	(560)	(8,709)

NET INCOME	$13,142	$1,406
NET INCOME PER SHARE – BASIC	$0.22	$0.04
NET INCOME PER SHARE – DILUTED	$0.22	$0.04
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING − BASIC	60,147,820	37,987,192
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING − DILUTED	60,397,630	38,150,605
DIVIDENDS DECLARED PER SHARE	$0.25	$0.25

SCHEDULE I

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME (1)
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Net income - GAAP	$13,142	$1,406
Adjustments:
Provision for loan and lease losses (2)	2,606	15,371
Gains on the extinguishment of debt	−	(6,628)
Adjusted net income, excluding non-cash charges (1)	$15,748	$10,149

Adjusted net income per share – diluted, excluding non-cash charges	$0.26	$0.27

(1)
RSO evaluates its performance based on several performance measures, including adjusted net income, in addition to net income and estimated REIT taxable income. Adjusted net income represents net income available to common shares, computed in accordance with GAAP, before provision for loan and lease losses, gain on the extinguishment of debt and non-operating capital items.  These items are recorded in accordance with GAAP and are typically non-cash or non-operating items that do not impact RSO’s operating performance or ability to pay a dividend.

Management views adjusted net income as a useful and appropriate supplement to GAAP net income because it helps management evaluate RSO’s performance without the effects of certain GAAP adjustments that may not have a direct financial impact on RSO’s current operating performance and dividend paying ability. Management uses adjusted net income to evaluate the performance of RSO’s investment portfolios, ability to manage its expenses and dividend paying ability before the impact of non-cash adjustments and non-operating capital gain or loss recorded in accordance with GAAP.  RSO believes this is a useful performance measure for investors to evaluate these aspects of RSO’s business as well.  The most significant adjustments RSO excludes in determining adjusted earnings as of March 31, 2011 and 2010 are its provision for loan and lease losses, loss from asset impairments and gain on the extinguishment of debt.  Management excludes all such items from its calculation of adjusted net income because these items are not charges or losses which would impact RSO’s current operating performance.  However, by excluding these significant items, adjusted net income reduces an investor’s understanding of RSO’s operating performance by excluding management’s expectation of possible future gains or losses from RSO’s investment portfolio.

Adjusted net income, as a non-GAAP financial measurement, does not purport to be an alternative to GAAP net income, or a measure of operating performance or cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.  Instead, adjusted net income should be reviewed in connection with net income and cash flows from operating, investing and financing activities in RSO’s consolidated financial statements to help analyze management’s expectation of potential future losses from RSO’s investment portfolio and other non-cash or capital matters that impact its financial results.  Adjusted net income and other supplemental performance measures are defined in various ways throughout the REIT industry.  Investors should consider these differences when comparing RSO’s adjusted net income to these other REITs.

(2)	Non-cash charges for loan and lease losses.

SCHEDULE II

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME
TO ESTIMATED REIT TAXABLE INCOME (1)
(in thousands, except per share data)
(Unaudited)

RSO calculates estimated REIT taxable income, which is a non-GAAP financial measure, according to the requirements of the Internal Revenue Code.  The following table reconciles GAAP net income to estimated REIT taxable income for the periods presented (in thousands, except per share data):

	Three Months Ended
	March 31,
	2011	2010
Net income − GAAP	$13,142	$1,406
Taxable REIT subsidiary’s (income) loss	(2,004)	(125)
Adjusted net income	11,138	1,281
Adjustments:
Share-based compensation to related parties	(93)	(316)
Provision for loan and lease losses unrealized	3,122	15,500
Equity in income of real estate joint venture	(4,473)	−
Net book to tax adjustment for the inclusion of our taxable foreign REIT subsidiaries	(1,098)	(6,378)
Subpart F income limitation (2)	−	322
Other net book to tax adjustments	11	(1,083)
Estimated REIT taxable income	$8,607	$9,326

Amounts per share – diluted	$0.14	$0.24

(1)
RSO believes that a presentation of estimated REIT taxable income provides useful information to investors regarding its financial condition and results of operations as this measurement is used to determine the amount of dividends that RSO is required to declare to its stockholders in order to maintain its status as a REIT for federal income tax purposes.  Since RSO, as a REIT, expects to make distributions based on estimated REIT taxable income, RSO expects that its distributions may at times be more or less than its reported GAAP net income.  Total estimated REIT taxable income is the aggregate amount of estimated REIT taxable income generated by RSO and by its domestic and foreign taxable REIT subsidiaries.  Estimated REIT taxable income excludes the undistributed taxable income (if any) of RSO’s domestic taxable REIT subsidiary, which is not included in REIT taxable income until distributed to RSO.  There is no requirement that RSO’s domestic taxable REIT subsidiary distribute its income to RSO.  Estimated REIT taxable income, however, includes the taxable income of RSO’s foreign taxable REIT subsidiaries because RSO generally will be required to recognize and report their taxable income on a current basis.  Because not all companies use identical calculations, this presentation of estimated REIT taxable income may not be comparable to other similarly-titled measures of other companies.

(2)
U.S. shareholders of controlled foreign corporations are required to include their share of such corporations’ income on a current basis; however, losses sustained by such corporations do not offset income of their U.S. shareholders on a current basis.

SCHEDULE III

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUMMARY OF CDO AND CLO PERFORMANCE STATISTICS
(in thousands)
(Unaudited)

Collateralized Debt Obligations - Distributions and Coverage Test Summary

The following table sets forth collateralized debt obligations – distributions and coverage test summary for the periods presented:
				Annualized
				Interest
				Coverage	Overcollateralization
		Cash Distributions		Cushion	Cushion
		Year Ended	Three Months Ended	As of	As of	As of Initial
		December 31,	March 31,	March 31,	March 31,	Measurement
Name	CDO Type	2010 (1)	2011 (1)	2011 (2) (3)	2011 (4)	Date
		(actual)	(actual)
Apidos CDO I	CLO	$7,695	$2,057	$9,639	$14,181	$17,136
Apidos CDO III	CLO	$6,552	$1,961	$3,885	$8,951	$11,269
Apidos Cinco CDO	CLO	$7,792	$2,304	$5,189	$21,906	$17,774
RREF 2006-1	CRE CDO	$8,929	$1,773	$6,407	$10,512	$24,941
RREF 2007-1	CRE CDO	$15,068	$3,317	$8,355	$10,857	$26,032

(1)	Distributions on retained equity interests in CDOs (comprised of note investment and preference share ownership).

(2)	Interest coverage cushion includes annualized amounts based on the most recent trustee statements.

(3)	Interest coverage cushion represents the amount by which annualized interest income expected exceeds the annualized amount payable on all classes of CDO notes senior to RSO’s preference shares.

(4)	Overcollateralization cushion represents the amount by which the collateral held by the CDO issuer exceeds the maximum amount required.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands, except percentages)
(Unaudited)

Loan and Leasing Investment Statistics

The following table presents information on RSO’s impaired loans and lease receivables and related allowances for the periods indicated (based on amortized cost):

	March 31,	December 31,
	2011	2010
Allowance for loan and lease receivable losses:
Specific allowance:
Commercial real estate loans	$15,300	$20,844
Bank loans	112	112
Total specific allowance (1)	15,412	20,956
General allowance:
Commercial real estate loans	10,538	10,773
Bank loans	1,719	2,504
Lease receivables	−	70
Total general allowance	12,257	13,347
Total allowance for loans and leases	$27,669	$34,303
Allowance as a percentage of total loans and lease receivables	1.8%	2.1%

Loans held for sale:
Commercial Real Estate Loans:
Commercial real estate loans at cost	$36,198	$39,187
Commercial real estate loans provision	(3,244)	(14,621)
Commercial real estate loans held for sale	32,954	24,566
Bank Loans:
Bank loans at cost	$10,328	$5,172
Bank loans provision	(438)	(1,145)
Bank loans held for sale	9,890	4,027
Loans held for sale	$42,844	$28,593

(1)
Includes allowances on the following assets: commercial real estate loans of $36.0 million and bank loans of $361,000.  A loan of $5.0 million that was fully reserved as of December 31, 2010 was charged off as of March 31, 2011.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION, A NON-GAAP MEASURE
(Unaudited)

The following table presents commercial real estate loan portfolio statistics as of March 31, 2011 (based on par value):

Security type:
Whole loans	76.9%
Mezzanine loans	16.0%
B Notes	7.1%
Total	100.0%

Collateral type:
Hotel	32.9%
Multifamily	32.7%
Office	14.0%
Retail	12.0%
Flex	1.2%
Self-storage	1.0%
Other	6.2%
Total	100.0%

Collateral location:
Southern California	27.9%
Northern California	13.8%
Arizona	9.5%
Florida	8.5%
Texas	5.5%
Washington	5.2%
Colorado	4.9%
New York	4.1%
Tennessee	3.7%
Other	16.9%
Total	100.0%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(Unaudited)

The following table presents bank loan portfolio statistics by industry as of March 31, 2011 (based on par value):

Industry type:
Healthcare, education and childcare	11.1%
Diversified/conglomerate service	9.5%
Broadcasting and entertainment	7.4%
Printing and publishing	5.4%
Telecommunications	5.3%
Automobile	5.1%
Personal transportation	4.8%
Retail stores	4.7%
Chemicals, plastics and rubber	4.7%
Electronics	4.5%
Personal, food and miscellaneous services	4.0%
Other	33.5%
Total	100.0%